UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2009 (December 17, 2009)

CIT GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

505 Fifth Avenue
New York, New York 10017
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 771-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4I under the Exchange Act (17 CFR 240.13e-4I)

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

     On December 17, 2009, the Board of Directors (“Board”) of CIT Group Inc (the “Company”) appointed Michael J. Embler, Arthur B. Newman, Daniel A. Ninivaggi, and R. Brad Oates (the “New Directors”) as members of the Company’s Board of Directors, effective December 18, 2009. The New Directors were appointed in accordance with the Company’s Modified Second Amended Prepackaged Reorganization Plan dated December 7, 2009, after having been proposed to the Company’s Nominating and Governance Committee by the lenders steering committee or CIT Group debtholders owning more than 1% of the aggregate outstanding principal amount of CIT bonds and unsecured bank debt claims and being recommended to the Board by the Nominating and Governance Committee. Additionally, the Federal Reserve Bank of New York had no objection to the appointment of the New Directors.

     Mr. Embler (age 45) formerly served as the Chief Investment Officer of Franklin Mutual Advisers LLC, an asset management subsidiary of Franklin Resources, Inc. Mr. Embler joined Franklin Mutual Advisers in 2001 and, prior to becoming Chief Investment Officer in 2005, served as head of its Distressed Investment Group. From 1992 until 2001, he worked at Nomura Holdings America, where prior to his departure he served as Managing Director managing a team investing in a proprietary fund focused on distressed and other event-driven corporate investments. Prior to joining Nomura, Mr. Embler worked at Dow Jones Federal Filings. He also currently serves on the board of directors of AboveNet, Inc., a fiber-optic communications company.

     Mr. Newman (age 66) currently serves as Senior Managing Director and Co-Head of the Restructuring and Reorganization Advisory Group at Blackstone Group L.P., a position which he has held since 1991. In this capacity, he has served as advisor to both debtors and creditors on some of the largest business restructurings across a variety of industries. Prior to joining Blackstone Group, Mr. Newman served from 1989 until 1991 as a Managing Director and Head of the Restructuring and Reorganization Group at Chemical Bank & Trust Company. Prior to joining Chemical Bank, he was with Ernst & Young from 1966 to 1989, where from 1976 he was active in reorganizations and for seven years was Senior Partner and Director of the Corporate Finance Department, responsible for its restructuring practice.

     Mr. Ninivaggi (age 45) has served as Of Counsel to the international law firm of Winston & Strawn LLP since July 2009. From 2003 until July 2009, Mr. Ninivaggi served in a variety of executive positions at Lear Corporation, including as General Counsel from 2003 through 2007, as Senior Vice President from 2004 until 2006, and most recently as Executive Vice President and Chief Administrative Officer from 2006. Prior to joining Lear Corporation, from 1998 to 2003, Mr. Ninivaggi was a partner of Winston & Strawn LLP, specializing in corporate finance, mergers and acquisitions, and corporate governance. Mr. Ninivaggi also serves as a senior advisor to Casesa Shapiro Group, an automotive industry consulting firm.

     Mr. Oates (age 56) currently serves as Chairman and Managing Partner of Stone Advisors, LP, a strategic advisory firm specializing in distressed asset situations, which is currently engaged as a contractor by the FDIC to assist in resolving bank receiverships. Prior to joining Stone Advisors, Mr. Oates served from 1988 until 2003 as President and Chief Operating Officer of Bluebonnet Savings Bank FSB, responsible for bank operations and strategic planning in a bank turnaround situation, and as Executive Vice President of Stone Holdings, Inc., the holding company for Bluebonnet Savings Bank and a private investment company specializing in banking, information services, risk management, and emerging technologies. Prior to Bluebonnet Savings Bank, he served from 1982 until 1984 as Executive Vice President at Stockton Savings Association, a Texas-based savings bank, and its successor Southwest Savings Association.

     In connection with their appointment to the Board, each New Director will receive a one-time equity-based grant of $100,000, one-half of the value ($50,000) granted in the form of stock options, and the other half ($50,000) granted in the form of restricted stock, as provided in the Company’s existing compensation plan for non-management directors. Under the existing plan, the New Directors will also receive an annual retainer of $60,000 (payable as cash or as restricted shares or stock options at the election of the director), stock options valued at $45,000 ($55,000 if the director is the chair of a committee), and restricted stock valued at $45,000 ($50,000 if on the audit committee).

     Officers

     Jeffrey M. Peek, Chief Executive Officer, has agreed to postpone his previously announced retirement from December 31, 2009 to January 15, 2010 to facilitate the transition process.

     The Company and Joseph M. Leone, Chief Financial Officer, have agreed to amend Mr. Leone’s employment agreement to provide for an annual salary increase for Mr. Leone from $650,000 to $1.3 million, effective January 1, 2010, with the original $650,000 continuing to be paid in cash and the additional $650,000 to be paid in the form of salary shares which will be granted pursuant to a separate award agreement. These salary shares will be payable at the same intervals as Mr. Leone’s regular cash base salary and will be subject to applicable tax withholdings and deductions. The salary shares shall be fully vested upon grant but will be subject to transfer restrictions for one year following the date of grant. The salary shares will not be included for purposes of calculating any amount payable to Mr. Leone pursuant to the Company’s severance plans, retirement plans or compensation plans, programs and arrangements. Additionally, Mr. Leone has advised the Company of his intent to retire on April 30, 2010 and his employment agreement, which was scheduled to expire on December 31, 2009, has been extended to April 30, 2010, in order to allow Mr. Leone to facilitate the transition process. Payments and other benefits provided for in his extended employment agreement will remain subject to any applicable limitations under the Emergency Economic Stabilization Act of 2008 (“EESA”), as modified by the American Recovery and Reinvestment Act of 2009 (“ARRA”), and related regulations.

     John F. Daly, President – Trade Finance business segment, and Jeffrey Knittel, President – Transportation Finance business segment, have each agreed with the Company to extend the terms of their employment agreements for one year to December 31, 2010 on substantially the same terms. Payments and benefits provided for in their extended agreements will also be subject to any applicable limitations under EESA, ARRA and related regulations

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2009

CIT GROUP INC.

By:	/s/ Robert J. Ingato
	Name:	Robert J. Ingato
	Title:	Executive Vice President &
General Counsel